UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

SALAMON GROUP, INC.
(Exact name of registrant as specified in charter)

Nevada	000-50530	93-1324674
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

4080 Paradise Road, #15-901
Las Vegas, Nevada 89169
(Address of principal executive offices)

(702) 241-0145
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01           Regulation FD Disclosure

On September 10, 2008, Salamon Group, Inc. ("Salamon Group") undertook an unregistered offering pursuant to the provisions of Section 4(2) of the Securities Act of 1933 (the "Act") and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission, on a "best efforts'' basis, of 10,000,000 shares of common stock. The offering will terminate on September 9, 2009 unless extended later or terminated early by Salamon Group's Board of Directors.

The shares being offered have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the offering document is attached as Exhibit 99.1 hereto.

The information contained herein and in the exhibits does not constitute an offer to sell, or the solicitation of an offer to buy, securities of Salamon Group in the United States.

On September 12, 2008, Salamon Group released a press release entitled “Salamon Group, Inc. Announces Unregistered Offering”. The press release is attached as Exhibit 99.2 hereto.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act, or the Exchange Act.

Item 9.01           Financial Statements and Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

99.1	Salamon Group Private Placement Memorandum

99.2	Press Release dated September 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2008	Salamon Group, Inc.

By: /s/ John Salamon
John Salamon, President & C.E.O.